Exhibit 99.1

Aterian Reports Fourth Quarter & Full Year 2022 Results

Achieved Substantial Progress Selling Through High Cost Inventory to Drive Margin Expansion Starting In the First Quarter of 2023

Reaffirms Second Half 2023 Adjusted EBITDA Profitability Target

NEW YORK, March 9, 2023 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter Highlights

●
Fourth quarter 2022 net revenue declined 13.3% to $54.9 million, compared to $63.3 million in the fourth quarter of 2021.
●
Fourth quarter 2022 gross margin declined to 37.1%, compared to 45.6% in the fourth quarter of 2021, primarily reflecting the impact of our strategy of liquidating high cost inventory.
●
Fourth quarter 2022 contribution margin declined to (11.5)% from 7.9% in the fourth quarter of 2021, primarily reflecting the impact of our strategy of liquidating high cost inventory.
●
Fourth quarter 2022 operating loss declined to $(22.8) million compared to a loss of $(3.3) million in the fourth quarter of 2021. Fourth quarter 2022 operating loss includes a reserve for barter credits of ($1.6) million and ($2.7) million of non-cash stock compensation, and a non-cash loss on impairment of goodwill of ($0.5) million, while fourth quarter 2021 operating loss included a net gain of $14.4 million from the net change in fair value and settlement of earn-out liabilities and $(7.7)million of non-cash stock compensation.
●
Fourth quarter 2022 net loss of $(20.3) million declined from $(6.6) million in 2021. Fourth quarter 2022 net loss includes a reserve for barter credits of ($1.6) million, ($2.7) million of non-cash stock compensation, a non-cash loss on impairment of goodwill of ($0.5) million, and a gain on fair value of warrant liability of $2.8 million, while fourth quarter 2021 net loss included a net gain of $14.4 million from the net change in fair value and settlement of earn-out liabilities, $(7.7) million of non-cash stock compensation and loss on extinguishment of debt of $(2.1) million.
●
Fourth quarter 2022 adjusted EBITDA declined to $(16.2) million from $(3.0) million in the fourth quarter of 2021.
●
Total cash balance at December 31, 2022 was $43.6 million.

Full Year 2022 Highlights

●
Full year 2022 net revenue declined 10.7% year over year to $221.2 million, compared to $247.8 million in the full year of 2021.

●
Full year gross margin declined to 47.7% compared to 49.2% in 2021, reflecting impacts from global supply chain disruptions and related inflation and our strategy of liquidating high cost inventory.
●
Full year 2022 contribution margin declined to 1.8% from 10.1% in 2021, reflecting impacts from global supply chain disruptions and related inflation and our strategy of liquidating high cost inventory.
●
Full year 2022 operating loss of $(178.2) million declined from $(34.1) million in 2021. Full year operating loss includes a gain of $5.2 million from the change in fair value of contingent earn-out liabilities, ($14.6) million of non-cash stock compensation, a non-cash loss on impairment of goodwill of ($120.4) million, and a non-cash loss on impairment of intangibles of ($3.1) million, while full year 2021 operating loss included a net gain of $26.4 million net change in fair value and settlement of earn-out liabilities and $(29.0) million of non-cash stock compensation.
●
Full year 2022 net loss of $(196.3) million improved from $(236.0) million in 2021. Full year net loss includes a gain of $5.2 million from the change in fair value of contingent earn-out liabilities, ($14.6) million of non-cash stock compensation, a non-cash loss on impairment of goodwill of ($120.4) million, a non-cash loss on impairment of intangibles of ($3.1) million, a gain on extinguishment of seller note of $2.0 million, a loss on initial issuance of equity of ($18.7) million and gain of $0.5 million relating to the change in fair value of warrant liability, while full year 2021 net loss included change in fair value of derivative liability of $(3.3) million, loss on extinguishment of debt of $(138.9) million, change in fair value of warrant liability of $(26.5) million, loss on initial issuance of warrant of $(20.1) million, a net gain of $26.4 million net change in fair value and settlement of earn-out liabilities, and $(29.0) million of non-cash stock compensation.
●
Full year 2022 adjusted EBITDA declined to $(33.5) million from $(7.2) million in 2021.

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “While consumer demand was softer year on year, we successfully executed on our strategy to cycle through expensive inventory. Due to the exorbitant shipping costs in bringing in this inventory, we applied discounts to excess inventory across the board, including some of our best products, to make room for inventory at a lower cost basis. This is not due to weakness in our portfolio but rather with international shipping rates normalizing we can restock our inventory at a lower cost basis. Combining this with our portfolio’s strong market share position, we remain on track to achieve adjusted EBITDA profitability in the second half of 2023.”

First Quarter 2023 & Second Half of 2023 Outlook

For the first quarter of 2023, taking into account the current global environment and inflation, we believe that net revenue will be between $32 million and $36 million. For the first quarter of 2023, the Company expects Adjusted EBITDA to remain in the range of $(4.8) million and $(5.8) million.

The Company also is reconfirming its prior guidance of expecting to be Adjusted EBITDA profitable in the second half of 2023.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and Adjusted EBITDA is net loss and we expect to report a net loss for the three months ending March 31, 2023 and the second half of 2023, due primarily to interest expense and stock-based compensation expense.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, March 9, 2023, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (833) 636-1351 and participants from outside the U.S. should dial (412) 902-4267 and ask to be joined into the Aterian, Inc. call. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our strong market share position, goal to achieve adjusted EBITDA profitability in the second half of 2023 and international shipping rates normalizing;. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to the global shipping disruptions, our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$30,317	$43,574
Accounts receivable—net	10,478	4,515
Inventory	63,045	43,666
Prepaid and other current assets	21,034	8,261
Total current assets	124,874	100,016
PROPERTY AND EQUIPMENT—net	1,254	853
GOODWILL—net	119,941	—
OTHER INTANGIBLES—net	64,955	54,757
OTHER NON-CURRENT ASSETS	2,546	813
TOTAL ASSETS	$313,570	$156,439
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$32,845	$21,053
Accounts payable	21,716	16,035
Seller notes	7,577	1,693
Contingent earn-out liability	3,983	—
Accrued and other current liabilities	17,621	14,254
Total current liabilities	83,742	53,035
OTHER LIABILITIES	360	1,452
CONTINGENT EARN-OUT LIABILITY	5,240	—
Total liabilities	89,342	54,487
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 55,090,237 shares outstanding at December 31, 2021; 500,000,000 shares authorized and 80,752,290 shares outstanding at December 31, 2022	5	8
Additional paid-in capital	653,650	728,339
Accumulated deficit	(428,959)	(625,251)
Accumulated other comprehensive income	(468)	(1,144)
Total stockholders’ equity	224,228	101,952
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$313,570	$156,439

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year-Ended December 31,
	2021	2022	2021	2022
NET REVENUE	$63,321	$54,902	$247,767	$221,170
COST OF GOODS SOLD	34,440	34,534	125,904	115,652
GROSS PROFIT	28,881	20,368	121,863	105,518
OPERATING EXPENSES:
Sales and distribution	30,653	32,507	127,369	121,139
Research and development	2,617	1,430	9,837	6,012
General and administrative	13,292	8,758	45,099	38,239
Impairment loss on goodwill	—	468	—	120,409
Impairment loss on intangibles	—	—	—	3,118
Settlement of a contingent earn-out liability	4,164	—	4,164	—
Change in fair value of contingent earn-out liabilities	(18,580)	—	(30,529)	(5,240)
TOTAL OPERATING EXPENSES:	32,146	43,163	155,940	283,677
OPERATING LOSS	(3,265)	(22,795)	(34,077)	(178,159)
INTEREST EXPENSE—net	778	560	12,655	2,603
GAIN ON EXTINGUISHMENT OF SELLER NOTE	—	—	—	(2,012)
LOSS ON INITIAL ISSUANCE OF EQUITY	—	—	—	18,669
CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITY	—	—	3,254	—
LOSS ON EXTINGUISHMENT OF DEBT	2,096	—	138,859	—
CHANGE IN FAIR VALUE OF WARRANT LIABILITY	—	(2,835)	26,455	(470)
LOSS ON INITIAL ISSUANCE OF WARRANTS	—	—	20,147	—
OTHER EXPENSE (INCOME)—net	2	(83)	45	(281)
LOSS BEFORE INCOME TAXES	(6,141)	(20,437)	(235,492)	(196,668)
PROVISION (BENEFIT) FOR INCOME TAXES	468	(133)	532	(376)
NET LOSS	$(6,609)	$(20,304)	$(236,024)	$(196,292)
Net loss per share, basic and diluted	$(0.13)	$(0.27)	$(6.67)	$(2.95)
Weighted-average number of shares outstanding, basic and diluted	50,159,967	75,824,531	35,379,005	66,529,565

ATERIAN, INC. Consolidated Statements of Cash Flows (in thousands)
	Year-Ended December 31,
	2021	2022
OPERATING ACTIVITIES:
Net loss	$(236,024)	$(196,292)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	7,326	7,521
Provision for sales returns	43	56
Amortization of deferred financing cost and debt discounts	7,742	429
Stock-based compensation	28,987	14,594
Gain from increase of contingent earn-out liability fair value	(30,529)	(5,240)
Loss in connection with settlement of earn-out	4,164	—
Loss (Gain) in connection with the change in warrant fair value	26,455	(470)
Gain in connection with settlement of note payable	—	(2,012)
Loss on initial issuance of warrants	20,147	—
Issuance of common stock	—	43
Loss on initial issuance of equity	—	18,669
Loss from extinguishment of High Trail December 2020 and February 2021 Term Loan	28,240	—
Loss from extinguishment of High Trail April 2021 Term Loan	106,991	—
Loss from extinguishment of High Trail Term Loan	2,096	—
Loss from extinguishment of Credit Facility	1,532	—
Provision for barter credits	1,000	1,643
Loss from derivative liability discount related to term loan	3,254	—
Impairment loss on goodwill	—	120,409
Impairment loss on intangibles	—	3,118
Allowance for doubtful accounts and other	4,200	367
Changes in assets and liabilities:
Accounts receivable	(4,554)	5,596
Inventory	(19,303)	19,438
Prepaid and other current assets	(7,856)	5,564
Accounts payable, accrued and other liabilities	14,120	(10,910)
Cash provided (used) by operating activities	(41,969)	(17,477)
INVESTING ACTIVITIES:
Purchase of fixed assets	(32)	(82)
Purchase of Healing Solutions assets	(15,250)	—
Purchase of Photo Paper Direct, net of cash acquired	(10,583)	—
Purchase of Squatty Potty assets	(19,040)	—
Purchase of Step and Go assets	—	(595)
Cash used in investing activities	(44,905)	(677)
FINANCING ACTIVITIES:
Proceeds from warrant exercise	9,085	—
Proceeds from cancellation of warrant	16,957	—
Proceeds from issuance of common stock from follow-on public offering, net of issuance costs	36,735	—
Proceeds from equity offering, net of issuance costs	—	46,834
Proceeds from exercise of stock options	9,033	—
Repayments on note payable to Smash	(10,495)	(3,423)
Payment of earnout to Squatty Potty	(7,971)	(3,983)
Borrowings from MidCap credit facilities	48,750	136,687
Repayments from MidCap credit facilities	(28,274)	(148,907)
Debt issuance costs from MidCap credit facility	(849)	—
Repayments for High Trail April 2021 Note	(10,139)	—
Repayments for High Trail December 2021 Note	(27,500)	—
Repayments for High Trail December 2020 Note and February 2021 Note	(59,500)	—
Borrowings from High Trail February 2021 Note	14,025	—
Borrowings from High Trail April 2021 Note	110,000	—
Debt issuance costs from High Trail February 2021 Note	(1,462)	—
Debt issuance costs from High Trail April 2021 Note	(2,202)	—
Insurance financing proceeds	2,424	2,099
Insurance obligation payments	(3,048)	(2,311)
Cash provided by financing activities	95,569	26,996
EFFECT OF EXCHANGE RATE ON CASH	(477)	(528)
NET CHANGE IN CASH AND RESTRICTED CASH FOR THE YEAR	8,218	8,314
CASH AND RESTRICTED CASH AT BEGINNING OF YEAR	30,097	38,315
CASH AND RESTRICTED CASH AT END OF YEAR	38,315	46,629
RECONCILIATION OF CASH AND RESTRICTED CASH
CASH	30,317	43,574
RESTRICTED CASH—Prepaid and other current assets	7,849	2,926
RESTRICTED CASH—Other non-current assets	149	129
TOTAL CASH AND RESTRICTED CASH	$38,315	$46,629
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$5,611	$1,875
Cash paid for taxes	$41	$100
Non-cash consideration paid to contractors	$-	$1,137
Modification of warrants between equity and liability	$75,828	$—
Non-cash consideration paid to contractors	$7,289	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Original issue discount	$2,475	$—
Fair value of contingent consideration	$20,971	$—
Discount of debt relating to warrants issuance	$51,284	$—
Notes Payable of acquisition	$16,550	$—
Issuance of common stock in connection with Healing Solutions and Photo Paper Direct acquisitions	$50,529	$—
Issuance of common stock - debt repayment	$125,562	$—
Issuance of common stock - Healing Solutions earnout settlement	$7,914	$—
Issuance of common stock related to exercise of warrants	$—	$767

Fair value of warrants issued in connection with equity offering	$—	$18,982
Issuance of common stock	$—	$43
Exercise of prefunded warrants	$—	$15,039

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this Annual Report have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold), reserve on barter credits and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of earn-outs, settlement of earn-outs, amortization of inventory step-up from acquisitions (included in cost of goods sold), reserve for barter credits, profit and loss impacts from the issuance of common stock and/or warrants, changes in fair-market value of warrant liability, professional fees and transition costs related to acquisitions, litigation settlements, impairment on goodwill and intangibles,loss from extinguishment of debt and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), and the reserve for barter credits to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●
our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
●
the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●
depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;
●
changes in cash requirements for our working capital needs; or
●
changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●
general and administrative expense necessary to operate our business;
●
research and development expenses necessary for the development, operation and support of our software platform;
●
the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
●
changes in fair value of contingent earn-out liabilities, warrant liabilities, and amortization of inventory step-up from acquisitions (included in cost of goods sold).

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended December 31,		Year-Ended December 31,
	2021	2022	2021	2022
	(in thousands, except percentages)		(in thousands, except percentages)
Gross Profit	$28,881	$20,368	$121,863	$105,518
Add:
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	542	—	5,458	—
Reserve on barter credits	1,000	1,643	1,000	1,643
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(25,413)	(28,331)	(103,283)	(103,258)
Contribution margin	$5,010	$(6,320)	$25,038	$3,903
Gross Profit as a percentage of net revenue	45.6%	37.1%	49.2%	47.7%
Contribution margin as a percentage of net revenue	7.9%	(11.5)%	10.1%	1.8%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended December 31,		Year-Ended December 31,
	2021	2022	2021	2022
	(in thousands, except percentages)		(in thousands, except percentages)
Net loss	$(6,609)	$(20,304)	$(236,024)	$(196,292)
Add:
Provision for income taxes	468	(133)	532	(376)
Interest expense, net	778	560	12,655	2,603
Depreciation and amortization	2,569	1,758	7,326	7,521
EBITDA	(2,794)	(18,119)	(215,511)	(186,544)
Other expense (income), net	2	(83)	45	(281)
Change in fair value of contingent earn-out liabilities	(18,580)	—	(30,529)	(5,240)
Settlement of a contingent earn-out liability	4,164	—	4,164	—
Impairment loss on goodwill	—	468	—	120,409
Impairment loss on intangibles	—	—	—	3,118
Gain on extinguishment of seller note	—	—	—	(2,012)
Amortization of inventory step-up from acquisitions (included in cost of goods sold)	542	—	5,458	—
Change in fair market value of warrant liability	—	(2,835)	26,455	(470)
Derivative liability discount related to term loan	—	—	3,254	—
Loss on original issuance of equity	—	—	—	18,669
Loss on extinguishment of debt	2,096	—	138,859	—
Loss on initial issuance of warrants	—	—	20,147	—
Professional fees related to acquisitions	—	—	1,450	—
Transition costs from acquisitions	762	—	2,076	—
Professional and legal fees related to Photo Paper Direct acquisition	890	—	1,586	—
Litigation reserve	1,300	—	1,300	2,600
Reserve on dispute with PPE supplier	—	—	4,100	—
Reserve on barter credits	1,000	1,643	1,000	1,643
Stock-based compensation expense	7,657	2,740	28,987	14,594
Adjusted EBITDA	$(2,961)	$(16,186)	$(7,159)	$(33,514)
Net loss as a percentage of net revenue	(10.4)%	(37.0)%	(95.3)%	(88.8)%
Adjusted EBITDA as a percentage of net revenue	(4.7)%	(29.5)%	(2.9)%	(15.2)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i. Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These costs primarily reflect the estimated variable costs related to the sale of a product.

ii. Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii. Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our fourth quarter and full year 2021 and 2022 results of operations by our product phases (in thousands):

Three Months Ended December 31, 2021

	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock based compensation expense	Total
NET REVENUE	$52,669	$2,570	$8,082	$—	$—	$63,321
COST OF GOODS SOLD	24,090	2,813	7,537	—	—	34,440
GROSS PROFIT	$28,579	$(243)	$545	$—	$—	$28,881
OPERATING EXPENSES:
Sales and distribution expenses	20,117	1,623	3,673	3,399	1,841	30,653
Research and development	—	—	—	1,158	1,459	2,617
General and administrative	—	—	—	8,935	4,357	13,292
Settlement of a contingent earn-out liability	—	—	—	4,164	—	4,164
Change in earn-out liability	—	—	—	(18,580)	—	(18,580)

	Three Months Ended December 31, 2022
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock based compensation expense	Total
NET REVENUE	$40,831	$963	$13,108	$—	$—	$54,902
COST OF GOODS SOLD	17,550	236	16,748	—	—	34,534
GROSS PROFIT	$23,281	$727	$(3,640)	$—	$—	$20,368
OPERATING EXPENSES:
Sales and distribution expenses	19,902	316	8,113	3,390	786	32,507
Research and development	—	—	—	976	454	1,430
General and administrative	—	—	—	7,258	1,500	8,758
Impairment loss on goodwill	—	—	—	—	—	468

	Year-Ended December 31, 2021
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock based compensation expense	Total
NET REVENUE	$216,135	$14,862	$16,770	$—	$—	$247,767
COST OF GOODS SOLD	98,263	11,004	16,637	—	—	125,904
GROSS PROFIT	$117,872	$3,858	$133	$—	$—	$121,863
OPERATING EXPENSES:
Sales and distribution expenses	87,163	8,038	8,083	17,276	6,809	127,369
Research and development	—	—	—	4,498	5,339	9,837
General and administrative	—	—	—	28,260	16,839	45,099
Settlement of contingent earn-out liability	—	—	—	4,164	—	4,164
Change in earn-out liability	—	—	—	(30,529)	—	(30,529)

	Year-Ended December 31, 2022
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock based compensation expense	Total
NET REVENUE	$187,039	$4,766	$29,365	$—	$—	$221,170
COST OF GOODS SOLD	82,909	2,332	30,411	—	—	115,652
GROSS PROFIT	$104,130	$2,434	$(1,046)	$—	$—	$105,518
OPERATING EXPENSES:
Sales and distribution expenses	83,198	2,287	17,773	12,867	5,014	121,139
Research and development	—	—	—	4,141	1,871	6,012
General and administrative	—	—	—	30,530	7,709	38,239
Impairment loss on goodwill	—	—	—	—	—	120,409
Impairment loss on intangibles	—	—	—	—	—	3,118
Change in earn-out liability	—	—	—	—	—	(5,240)